Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Prospectus constituting a part of this registration statement of our report dated March 28, 2022, relating to the consolidated financial statements of Comstock Mining Inc. and subsidiaries (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the years ended December 31, 2021 and 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Assure CPA LLC

Spokane, Washington
July 8, 2022